EXHIBIT NO. 10.23

                                 AMENDMENT NO. 1
                          TO THE SAC TECHNOLOGIES, INC.
                             1996 STOCK OPTION PLAN

         This Amendment No. 1 to the SAC Technologies, Inc. 1996 Stock Option Plan (the "Plan") is made and effective as of this 31st day of August, 1999. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

                                    RECITALS

         WHEREAS, Section 3 of the Plan provides for the Plan to be administered by a committee of "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act or by a committee consisting solely of members of the Board of Directors who are such "disinterested persons;" and

         WHEREAS, Section 12 of the Plan provides for the Board of Directors of the Company to amend the Plan in order to conform to any change in applicable law or regulation; and

         WHEREAS, since the adoption of the Plan Rule 16b-3 under the Exchange Act has been amended to alter the approval provisions necessary in order for options issued to directors, executive officers and certain beneficial owners to be exempt from Section 16(b) of the Exchange Act.

         NOW, THEREFORE, the Board of Directors hereby amends the Plan as set forth below:

         1. Definitions. Section 2.12 is hereby amended to provide in its entirety as follows:

                  "Non-employee Director" for the purpose of Section 7 only, means any member of the Board of Directors who is not an employee of the Company or any Subsidiary."

         2. Plan Administration. Section 3.1 is hereby amended to provided in its entirety as follows:

                  "The Plan shall be administered by the full Board or a committee of such Board comprised of two or more Non-Employee Directors within the meaning of Rule 16b-3(a)(3) promulgated under the Exchange Act. As used in this Plan, the term "Committee" will refer to the Board or to such a committee, if established."

         3. Full Force and Effect. All other provisions in the Plan shall remain in full force and effect.